SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 10, 2006
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On July 13, 2006, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (“Agreement”) with Mark D. Klein, the Company’s President and Chief Executive Officer. Pursuant to the Agreement, Mr. Klein will continue to serve as the Company’s President and Chief Executive Officer of the Company until the Company completes the relocation of its corporate headquarters during the third quarter of 2006 (which is described in further detail in Item 8.01 below), but not later than August 31, 2006, and serve as the Chairman of Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the Company’s principal operating subsidiary. Pursuant to the Agreement, Mr. Klein will receive a certain percentage of revenues and investment banking fees earned during the term of the agreement by segments of the Company’s investment banking and asset management businesses; provided that Mr. Klein will receive not less than $1,000,000 during the period from April 1, 2006 through March 31, 2007.
     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Agreement, which is attached as an exhibit hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     See Item 5.02, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective July 13, 2006, Dr. Phillip Frost, the Company’s principal shareholder and a current director, became Chairman of the Board of the Company. Howard M. Lorber, the Company’s previous Chairman of the Board, became Vice Chairman of the Board. In connection with Dr. Frost’s appointment as Chairman of the Board and his increased role with the Company, the Company granted Dr. Frost a ten-year option to purchase 1,200,000 shares of the Company’s common stock at $0.86 per share, subject to the Company’s stockholders approving an amendment to the Company’s 1999 Performance Equity Plan (“Plan”) to increase the number of shares available for award under such Plan from 10,000,000 shares to 25,000,000 shares. The Company’s Board of Directors approved the foregoing amendment to the Plan on July 13, 2006 and will submit a proposal to its stockholders at its 2006 annual meeting to approve such amendment. The option will vest in four equal annual installments commencing on the one year anniversary of the date of grant provided that Dr. Frost is then still a director of the Company. Additionally, the option provides that if a “change of control” occurs, or upon the death or “disability” of Dr. Frost (as such terms are defined in the option agreement), all options not yet vested will vest and become immediately exercisable.
     Effective July 10, 2006, Salvatore Giardina resigned as the Company’s Executive Vice President and Chief Financial Officer. Mr. Giardina resigned from his positions with the Company to join the G-Trade division of BNY Securities Group.
     Diane Chillemi, 48 years old, has succeeded Mr. Giardina as Vice President and Chief Financial Officer of the Company. Ms. Chillemi has been the Company’s Controller since June 2006. From June 2004 to June 2006, Ms. Chillemi acted as a private investor. From January 2003 to June 2004, Ms. Chillemi served as Controller for Ladenburg. She served as the Company’s Chief Financial Officer from August 1999 to May 2001. Ms. Chillemi joined Ladenburg Capital Management Inc., one of the Company’s former operating subsidiaries, in February 1997 as its director of finance and from July 1999 to June 2003 served as its Chief Financial Officer. She served as an accounting manager at CT Legal Information Services, a service provider to the legal community, from September 1996 until February 1997, was a consultant to Ladenburg Capital Management Inc. from May 1996 until September 1996, and was a financial services manager with Darby Group Co., Inc., a manufacturer and distributor of generic drugs and medical supplies, from July 1984 until March 1996.

Item 8.01	Other Events.
     On July 14, 2006, the Company announced that it will relocate its corporate headquarters during the third quarter of 2006 from New York City to Miami, Florida. The Company will continue to maintain Ladenburg’s investment banking, asset management and institutional and retail securities brokerage businesses in New York City.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Amended and Restated Employment Agreement, dated as of July 13, 2006, by and between Ladenburg Thalmann Financial Services Inc., Ladenburg Thalmann & Co. Inc. and Mark D. Klein

10.2	Stock Option Agreement, dated July 13, 2006*

99.1	Press release dated July 14, 2006

*	To be filed by amendment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 14, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer

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